Exhibit 10.1

untuk dan atas nama PT AGCC AITECH INDONESIA, selanjutnya disebut sebagai "**PEMBELI**".

INDONESIA, hereinafter referred to as the "**BUYER**".

PENJUAL dan PEMBELI selanjutnya bersama-sama disebut sebagai "**PARA PIHAK**" dan selanjutnya sendiri-sendiri disebut sebagai "**PIHAK**".

The SELLER and the BUYER hereinafter referred to as the "**PARTIES**" and individually hereinafter referred to as a "**PARTY**".

PARA PIHAK menerangkan terlebih dahulu:

The PARTIES hereby firstly state:

- BAHWA, PENJUAL adalah pemilik dan/atau pengembang/pengelola suatu Kawasan Industri di KOTA DELTAMAS, berlokasi di Kabupaten Bekasi, Provinsi Jawa Barat, dengan nama "**GREENLAND INTERNATIONAL INDUSTRIAL CENTER (GIIC)**" atau disebut "**GIIC**".

- WHEREAS, the SELLER is the owner and/or developer/manager of an Industrial Estate in KOTA DELTAMAS, located in Bekasi Regency, West Java Province, under the name of "**GREENLAND INTERNATIONAL INDUSTRIAL CENTER (GIIC)**" or called as the "**GIIC**".

- BAHWA, PEMBELI telah menyetujui untuk membeli dari PENJUAL atas sebagian tanah di GIIC, berdasarkan **Proposal for GIIC ("LOI")** tanggal **3 February 2026**, dengan tujuan peruntukkan tanah sebagaimana dimaksud dalam Pasal 5 Ayat 5.1 Perjanjian ini.

- WHEREAS, the BUYER has agreed to purchase a part of land in GIIC from the SELLER pursuant to the **Proposal for GIIC ("LOI")** dated **February 3, 2026,** with the purposes of business activities on the plot of land, mentioned in Article 5 Paragraph 5.1 of this Agreement.

- BAHWA, PENJUAL telah menyetujui dengan adanya pembelian atas sebagian tanah di GIIC (sebagaimana didefinisikan di bawah) oleh PEMBELI maka PEMBELI memiliki hak untuk mendirikan dan menjalankan usaha dalam Kawasan Industri milik PENJUAL.

- WHEREAS, the SELLER hereby agrees that, upon the BUYER's acquisition of a part of land in GIIC, (as defined below), the BUYER shall be entitled to establish and conduct its business activities within the Industrial Estate owned by the SELLER.

Berdasarkan keterangan tersebut di atas, PARA PIHAK dengan ini sepakat untuk mengadakan Perjanjian ini menurut syarat-syarat dan ketentuan sebagai berikut:

NOW, THEREFORE, in consideration of the premises, the PARTIES hereby agree to enter into this Agreement under the following terms and conditions:

PASAL 1
PENGIKATAN JUAL BELI

1.1 PENJUAL dengan ini berjanji dan mengikatkan diri untuk menjual kepada PEMBELI dan PEMBELI dengan ini berjanji dan mengikatkan diri untuk membeli dari PENJUAL atas bidang tanah dengan total luas tanah **sekitar 50.000 M²** (lima puluh ribu

ARTICLE 1
BINDING OF SALE AND PURCHASE

1.1 The SELLER hereby agrees to bind itself to sell to the BUYER and the BUYER hereby agrees to bind itself to purchase from the SELLER of the plot of land with total area of land **approximetely 50.000 M²** (fifty thousand square meters), located in

GIIC-SPA00068

meter persegi) yang terletak di GREENLAND INTERNATIONAL INDUSTRIAL CENTER (GIIC) Blok BC Nomor 9, Desa Sukamahi, Kecamatan Cikarang Pusat, Kabupaten Bekasi, Provinsi Jawa Barat, berada dalam kawasan Kota Deltamas, (selanjutnya disebut "Bidang Tanah". Lokasi Bi dang Tanah tersebut sebagaimana ternyata dalam gambar peta lokasi dalam LAMPIRAN-1 Perjanjian ini. 1.2 PEMBELI dengan ini menerangkan telah mengetahui dan menyetujui keadaan fisik dan lokasi Bidang Tanah dimaksud dalam Ayat 1.1 di atas. 1.3 Bidang Tanah tersebut sesuai dengan bukti Sertifikat Hak Guna Bangunan (HGB) sebagaimana terlampir dalam LAMPIRAN-1, selanjutnya disebut "HGB lnduk" yang mencakup pula luasan area di luar batas Bidang Tanah yang terdaftar atas nama Penjual. Luas Bidang Tanah akan disesuaikan dengan hasil pengukuran resmi yang dilakukan oleh Badan Pertanahan Nasional (BPN) (selanjutnya disebut "Pengukuran Resmi") sebagimana tercantum dalam pecahan Sertifikat HGB ("HGB Bidang Tanah"). Segera setelah ditandatanganinya Perjanjian ini PENJUAL wajib memproses pemecahan HGB lnduk menjadi 6 (enam) HGB baru sesuai cakupan area yang dinyatakan dalam LAMPIRAN-1 sebagai Blok BC/9 (selanjutnya disebut "HGB Bidang Tanah") pada Kantor Tanah (Kantor Sadan Pertanahan Nasional or BPN) pada Kabupaten Bekasi dengan biaya yang ditanggung oleh PENJUAL. Para Pihak sepakat bahwa tidak ada penggabungan/amalgamasi yang dipersyaratkan untuk setiap sertifikat HGB atas setiap bagian dari Bidang Tanah, atau yang dipersyaratkan dalam rangka penandatanganan AJB GIIC-SPA00068 GREENLAND INTERNATIONAL INDUSTRIAL CENTER (GIIC) Block BC Number 9, Sukamahi Village, Central Cikarang Subdistrict, Bekasi Regency, Province West Java, within the area of KOTA DELTAMAS, (hereinafter referred to as "Plot of Land"). The location of the Plot of Land is as set forth in the site map in APPENDIX-1 of this Agreement 1.2 The BUYER hereby declares to have known and agreed the physical condition and location of the Plot of Land referred to in Paragraph 1.1 above. 1.3 The Plot of Land is evidenced from the Right to Build certificates (HGB) listed as referred to in ATTACHMENT-1, hereinafter referred to as the "Master HGB", also includes land areas that fall outside the boundaries of the Plot of Land, register under thename of the Seller. The land size of the Plot of Land will be adjusted to the results of official measurements carried out by the National Land Agency (Badan Pertanahan Nasional/BPN) (hereinafter referred to as "Official Measurement") as stated in the HGB Certificate fragment ("HGB The Plot of Land"). Immediately after signing this Agreement the SELLER must process the splitting of the Master HGB into 6 (six) new HGBs under the name of the SELLER to cover the area shown on the ATTACHMENT-1 as Block BC/9 (hereinafter referred to as the "Plot of Land HGBs") to the Land Office (Kantor Badan Pertanahan Nasional or BPN) of Bekasi Regency at the SELLER'S cost. The Parties agree that there shall be no amalgamation required for any HGB certificate for any part of the Plot of Land or for the purposes of the AJB signing.

1.4 PEMBELI wajib mematuhi ketentuan umum untuk pendirian bangunan pabrik dan/atau ketentuan lainnya yang ditetapkan oleh instansi yang berwenang pada saat pembangunan didirikan di atas Bidang Tanah sebagai berikut • • • • • Koefisien Casar Bangunan (KDB): Maksimum 60% (enam puluh persen); Koefisien Lantai Bangunan (KLB): Maksimum 1,8 (satu koma delapan) kali; Jumlah Lantai Maksimum 4 (empat) lantai; Ketinggian Bangunan Maksimum 30 M (tiga puluh meter) dari batas permukaan, namun, ketentuan atas ketinggian bangunan ini tidak berlaku tanpa melalui persetujuan PENJUAL dan pemerintah yang berwenang; dan Garis Sepadan Bangunan (GSB) sebagaimana ternyata dalam Gambar Peta Lokasi yang dimaksud dalam LAMPIRAN-1, namun, ketentuan atas garis sepadan bangunan ini tidak berlaku tanpa melalui persetujuan PENJUAL dan pemerintah yang berwenang. PENJUAL dibebaskan dari segala tanggung jawab dan/atau resiko yang timbul apabila terdapat kesalahan oleh PEMBELI dalam perhitungan pendirian bangunan di atas Bidang Tanah di luar ketentuan yang berlaku/ditetapkan tersebut. PEMBELI wajib mematuhi Tata Tertib GIIC (yang terlampir pada LAMPIRAN-2 Perjanjian ini), termasuk tetapi tidak terbatas pada ketentuan pendirian pagar, tata letak, lintas kendaraan, papan nama dan iklan termasuk perubahan GIIC·SPA00068 1.4 The BUYER shall comply with following general provisions for construction of plant building and/or other provisions stipulated by the authorized agency when it constructs its plant on the Plot of Land: • • • • • Building Coverage Ratio (BCR): Maximum 60% (sixty percent); Floor Area Ratio {FAR): Maximum 1.8 (one point eight) times; Number of Floor: Maximum 4 (four) floors; Building Height: Maximum 30 M (thirty meters) from ground level, provided, however, that this building height provision does not apply with the consent of both the SELLER and the governmental authoritiese; and Building Set Back (GSB): As evidenced from the drawing of location map in ATTACHMENT-1 hereto, provided, however, that this building set back provision does not apply with the consent of both the SELLER and the governmental authoritiese. The SELLER shall hereby be held harmless from any incurring liabilities and/or risks should there be any BUYER's fault in calculation on construction of building on the Plot of Land out of the prevailing / prescribed provisions. The BUYER shall comply with the Rules of GIIC (which is attached to this Agreement as ATTACHMENT-2), including but not limited to, rules regarding the construction of fence, landscape, vehicle traffic, sign board, and r dan/atau tambahan. Dalam hal terjadi perubahan dan/atau penambahan atas ketentuan Tata Tertib GIIC yang dapat mempengaruhi PEMBELI maka PENJUAL wajib melakukan pemberitahuan kepada PEMBELI atas perubahan dan/atau penambahan atas ketentuan tersebut. Namun demikian, Para Pihak sepakat, apabila peraturan perundang-undangan yang berlaku atau persyaratan dari otoritas yang berwenang menetapkan standar yang lebih longgar atau berbeda dari yang diatur di atas, maka peraturan perundang undangan yang berlaku atau persyaratan dari otoritas yang berwenang tersebut yang akan berlaku. PASAL2 HARGAJUAL DANJADWAL PEMBAYARAN 2.1 Total Harga Jual atas Bidang Tanah dimaksud Pasal 1.1 di atas adalah Rp_____ , belum termasuk Pajak Pertambahan Nilai ("PPN") (selanjutnya disebut "Harga Jual"). Harga Jual dihitung berdasarkan satuan harga yang disepakati sebesar Rp_____ . Harga Jual ini belum termasuk pajak, biaya dan pengeluaran yang berlaku sebagaimana diatur dalam Pasal 8 Perjanjian ini. Harga Jual aktual akan ditentukan berdasarkan HGB Bidang Tanah dari hasil Pengukuran Resmi yang dilakukan BPN, apabila setelah Pengukuran Resmi mengakibatkan perubahan pada luas Bidang Tanah, maka Harga Jual akan disesuaikan secara proporsional berdasarkan luasan HGB Bidang Tanah dikalikan dengan Harga Per Unit ("Harga Jual Aktual"). Atas perubahan tersebut akan dilakukan penyesuaian melalui addendum Perjanjian yang ditandatangani oleh Para Pihak. GIIC·SPA0O068 advertisement, including amendment and/or addition thereto. Provided, however, that in case of any amendment and/or addition to the Rules of GIIC and such amendment and/or addition could affect the BUYER, the SELLER shall notify the BUYER after such amendment and/or addition. For the avoidance of doubt, if the applicable laws or requirements of the competent authorities provide for more lenient or different standards than those set out above, such applicable laws or requirements of the competent authorities shall prevail. ARTICLE 2 SELLING PRICE AND PAYMENT SCHEDULE 2.1 The total Selling Price for the Plot of Land referred to in Article 1.1 above is IDR_____ , excluding Value Added Tax ("VAT") (hereinafter referred to as the "Selling Price"). The Selling Price is calculated based on the agreed unit price of IDR_____ . This Selling Price excludes applicable taxes, fees, and expenses as stipulated in Article 8 of this Agreement. The actual Selling Price will be determined based on the HGB of the Plot of Land from the results of the Official Measurement conducted by the BPN, if after the Official Measurement results in changes to the area of the Plot of Land , the Selling Price will be adjusted proportionally based on the area of the HGB of the Plot of Land multiplied by the Price Per Unit ("Actual Selling Price"). Such changes will be adjusted through an addendum to the Agreement signed by the Parties.

2.2 Kecuali Pajak Penjual sebesar 2,5% dari Harga Jual Aktual yang harus ditanggung oleh PENJUAL, Biaya-biaya berikut ini adalah di luar Harga Jual tersebut di atas dan menjadi tanggungan PEMBELI, yaitu:

a. Biaya Pejabat Pembuat Akta Tanah **(PPAT)**, yang meliputi :

(i) PPembuatan Akta Jual Beli (AJB);

(ii) PPengurusan dan pendaftaran balik nama Sertifikat HGB Bidang Tanah ke atas nama PEMBELI;

Biaya PPAT tersebut ditetapkan **1%** (satu persen) dari Aktual Harga Jual, atau Nilai Jual Objek Pajak atau NJOP), mana yang lebih tinggi;

b. Bea Perolehan Hak Atas Tanah dan/atau Bangunan (Bea Perolehan Hak Atas Tanah dan/atau Bangunan/BPHTB);

c. Bea Penerimaan Negara Bukan Pajak (PNBP) dengan dasar Zona Nilai Tanah (ZNT) dari Kantor Pertanahan Kabupaten Bekasi;

d. Biaya Perizinan, seperti : Izin Peralihan Hak Guna Bangunan dari Kantor Pertanahan untuk Perpindahan Sertifikat HGB, Persetujuan Bangunan Gedung (PBG), pengurusan dan pembuatan Site Plan (Rencana Tapak) dan Blok Plan atas nama PEMBELI, maupun izin-izin lainnya terkait dengan penggunaan dan/atau pembangunan di atas Bidang Tanah, serta sebagai persyaratan AJB;

2.2 Except for the Seller's tax in the amount of 2.5% of the Actual Purchase Price, which shall be borne by the SELLER, The following costs are excluded from the Selling Price mentioned above and shall be borne by the BUYER:

a. Fees of the Land Deed Official (Pejabat Pembuat Akta Tanah or **PPAT)** which covers the following items:

(i) Drawing up of the Sale and Purchase Deed (Akta Jual Beli or AJB);

(ii) Handling and registering the Plot of Land Certificate HGBs into the name of the BUYER;

The Fees of the PPAT is determined to be **1%** (one percent) from the Actual Selling Price, or the Taxable Object Sale Value (Nilai Jual Objek Pajak or NJOP), whichever is higher;

b. The Duty on the Acquisition of Title on Land and Building (Bea Perolehan Hak Atas Tanah dan/atau Bangunan/ BPHTB);

c. Non-Tax Revenue (Bea Penerimaan Negara Bukan Pajak /PNBP) subject to Zone Rate of Land (Zona Nilai Tanah/ZNT) from Bekasi Regency Land Office;

d. The permit costs, such as : permit from Land Office for the transfer of Certificate of HGB to become under the name of the BUYER (Izin Peralihan Hak Guna Bangunan), Building Permit (PBG), handling and preparation of Site Plan and Block Plan under the name of the BUYER, as well as any other permits relating to the use and/or development of the Plot of Land;

GIIC-SPA00068

e. Biaya penyambungan dan pembangunan sarana/infrastruktur di area Bidang Tanah seperti: instalasi listrik, telepon, air bersih dan air limbah; f. Uang Jaminan Pembangunan (sebagaimana dimaksud dalam Pasal 4 Ayat 4.6 Perjanjian ini); dan g. Pajak Bumi dan Bangunan ("PBB") atas area Bidang Tanah sebagaimana dimaksud Pasal 1.1 Perjanjian ini, terhitung sejak tanggal penandatangan AJB; dan h. 11% PPN (Pajak Pertambahan Nilai atau "PPN") dan pajak lainnya, retribusi dan bea lainnya sesuai dengan peraturan perundang-undangan yang berlaku di Negara Republik Indonesia. 2.3 Apabila dikemudian hari terjadi perubahan peraturan atau kebijakan pemerintah yang mengakibatkan peningkatan biaya lain-lain tersebut di atas, dan dikenakannya pajak atau pungutan lain atau terjadi peningkatan tarif pajak, retribusi, atau pungutan lainnya atas transaksi yang diatur dalam Perjanjian ini (tidak termasuk kenaikan biaya, pajak atau retribusi yang harus ditanggung oleh PE NJ UAL berdasarkan ketentuan Pasal 2 Ayat 2.3), maka kekurangan dan beban tambahan pajak tersebut harus ditanggung oleh PEMBELI dan harus dibayar dalam jangka waktu 7 (tujuh) Hari Kerja sejak pemberitahuan tertulis oleh PENJUAL. "Hari Kerja" berarti hari dimana bank buka untuk melakukan transaksi bisnis perbankan secara normal di Jakarta, Indonesia. 2.4 Pembayaran Harga Jual atas Bidang Tanah dari PEMBELI kepada PENJUAL sebagaimana dimaksud dalam Ayat 2.1 GIIC·SPA00068 e. The costs for connecting and developing the facilities/ infrastructures in area of the Plot of Land, such as: installation of: electricity, telephone, cleans water and waste water; f. Security Deposit of Development (as defined in Article 4 Paragraph 4.6 of this Agreement); and g. The Land and Building Tax ("PBB") of the Plot of Land area as stipulated in Article 1.1 in this Agreement, on and after the sigining date of AJB; and h. 11% VAT (Value Added-Tax or "PPN") and other taxes, levies and duties in accordance with the prevailing laws and regulations of the Republik of Indonesia. 2.3 In the event there is any amendment to regulation or policy of government in the future which results in the increase of other costs referred to in the above, the imposition of other taxes or levies or the increase of tariff of tax, retribution, or levies upon transaction which is stipulated in this Agreement (excluding the increase of costs, taxes or levies to be borne by the SELLER pursuant to Article 2 Paragraph 2.3), thenthe shortage and extra charges of such tax shall be borne by the BUYER and shall be paid within 7 (seven) Business Days after written notification by the SELLER. "Business Day" shall mean any day on which banks are open for the transaction of normal banking business in Jakarta, Indonesia. 2.4 The payment of the Selling Price of the Plot of Land from the BUYER to the SELLER as

Pasal ini dengan jadwal pembayaran sebagai berikut :

a. **Uang Tanda Jadi** sebesar **Rp_____** belum termasuk PPN, telah dibayarkan oleh PEMBELI kepada PENJUAL pada tanggal _____;

b. **Uang Muka** sebesar **Rp** _____ belum wajib termasuk PPN, dibayarkan selambat-lambatnya 3 (tiga) hari kerja setelah Perjanjian ini ditandatangani;

c. **Sisa Pembayaran** sebesar **Rp_____** , belum termasuk PPN, wajib dibayarkan selambat-lambatnya pada saat penandatangan Akta Jual Beli (AJB) dan telah diselesaikannya pengukuran resmi dari BPN berdasarkan HGB Bidang Tanah yang telah dikeluarkan oleh BPN. Untuk menghindari keraguan, nominal pembayaran dalam tahap ini akan merujuk pada Harga Jual Aktual sebagai mana dimaksud Pasal 2.1 Perjanjian ini referred to in Paragraph 2.1 of this Article, with the schedule payment as follows :

a. **Booking Fee** in the amount of **IDR_____** excluding VAT, has been paid from BUYER to SELLER on _____;

b. **Down Payment** in the amount of **IDR_____** Excluding VAT, shall be paid no later than three (3) Business Days after the execution of this Agreement.;

c. **Balance Payment** in the amount of **IDR_____** , Excluding VAT, must be paid at the same date with the signing ofthe Deed of Sale and Purchase (AJB) and the completion of the official measurement from BPN, based on the HGB of the Plot of Land issued by the BPN. For the avoidance of doubt, the payment amount at this stage shall refer subject to Actual Selling Price as contemplated in Article 2.1 of this Agreement.

2.5 Setiap pembayaran Harga Jual beserta jumlah uang lain yang harus dibayar oleh PEMBELI kepada PENJUAL berdasarkan Perjanjian ini harus ditransfer ke rekening PENJUAL berikut :

2.5 Any payment of the Selling Price including any other amount of monies which shall be paid by the BUYER to the SELLER under this Agreement shall be transferred to the following SELLER's account :

Bank :
Cabang / Branch :
Nomor Rekening :

Account Number
Penerima / Favorin :

Swift Code :

Pembayaran akan dianggap sah dan diterima setelah PEMBELI mengirimkan bukti transfer kepada PENJUAL. Apabila

The payment will be considered valid and received upon the BUYER's submission of proof of transfer to the SELLER. Upon the

GIIC-SPA00068

dana yang bersangkutan efektif diterima oleh PENJUAL maka PENJUAL wajib mengeluarkan kwitansi resmi sebagai bukti penerimaan dana. 2.6 Setiap pembayaran dalam Perjanjian ini harus dilakukan secara penuh dan tanpa potongan apapun, kecuali untuk pajak pajak yang timbul atas Perjanjian ini. 2.7 Setiap kegagalan PEMBELI dengan alasan apapun untuk memenuhi kewajiban kewajiban pembayaran kepada PENJUAL berdasarkan Jadwal Pembayaran yang ditetapkan dalam Ayat 2.3 Perjanjian ini,. yang cukup dibuktikan dengan lewatnya batas waktu sehingga tidak ada surat panitera atau surat lain yang serupa dengannya diperlukan, maka PEMBELI akan dikenakan denda keterlambatan pembayaran sebesar 0,1% (nol koma satu persen) per hari dari jumlah yang wajib dibayar kepada PENJUAL. Untuk menghindari keraguan, perhitungan denda keterlembatan akan didasarkan pada nominal yang tertera dalam Jadwal Pembayaran yang mana sedang dilaksanakan oleh Para Pihak . 2.8 Tanpa mengurangi ketentuan pada Ayat tersebut di atas, apabila PEMBELI gagal untuk memenuhi dan/atau melanggar jadwal kewajiban-kewajiban pembayaran kepada PENJUAL berdasarkan Perjanjian ini, berikut denda-denda (jika ada), maka PENJUAL akan memberitahukan melalui 3 (tiga) surat peringatan secara tertulis dalam kurun waktu 1 {satu) bulan kepada PEMBELI. Apa bi la setelah surat pemberitahuan dan/atau peringatan terakhir dari PENJUAL, PEMBELI tetap gaga I dan/atau melanggar untuk memenuhi kewajiban -kewajiban pembayaran dalam Perjanjian ini, berikut denda-denda {jika ada), maka PENJUAL berhak untuk memutuskan secara sepihak Perjanjian ini sebagaimana diatur dalam Pasal 11 Perjanjian ini. GIIC-SPA0O068 effective receipt of the relevant funds by the SELLER, the SELLER shall issue an official receipt immediately as evidence of suet payment. 2.6 Any payment under this Agreement shall be made in full and without any deduction whatsoever, except for any incurring taxes due to this Agreement. 2.7 Any failure by the BUYER for any reason whatsoever to fulfill the payment obligations to the SELLER based on the Payment Schedule specified in Paragraph 2.3 of this Article, which failure shall be adequately proven by the lapse of time so that no letter of bailiff or any other letter similar thereto is required, shall subject the BUYER to a penalty of delay payment of 0.1% (zero point one percent) per day from the amount payable to the SELLER. For the avoidance of doubt, the calculation of such late payment penalty shall be based on the amount specified in the applicable Payment Schedule being performed by the Parties. 2.8 Without prejudice to the prov1s1on of Paragraph above, if the BUYER fails to fulfill and/or breaches the payment obligations to the SELLER under this Agreement, including the penalties (if any), then the SELLER shall provide 3 (three) written notifications within 1 (one) month period to the BUYER. If after the last notification and/or warning letter from the SELLER, the BUYER remains in failure and/or breachof its payment obligations under this Agreement, including the penalties (if any), then the SELLER shall have the right to unilaterally terminate this Agreement in accordance with Article 11 of this Agreement.

PASAL3 PENYERAHAN FISIK BIDANG TANAH 3.1 PENJUAL berjanji untuk menyerahkan sementara Bidang Tanah kepada PEMBELI setelah penandatanganan Perjanjian ini dan pembayaran Uang Muka telah dilakukan oleh Pembeli dalam rangka pelaksanaan Pendirian Bangunan (selanjutnya disebut "Penyerahan Sementara Fisik Bidang Tanah"). Selanjutnya PENJUAl berjanji menyerahkan Bidang Tanah secara keseluruhan pada saat penandatangan AJB (selanjutnya disebut "Penyerahan Fisik Bidang Tanah"), di mana pada saat itu PARA PIHAK telah menandatangani Perjanjian ini dan seluruh Harga Jual sebagaimana diatur dalam Pasal 2 Ayat 2.4 dan denda Uika ada) telah dilunasi oleh PEMBELI kepada PENJUAL. 3.2 Dengan tidak mengurangi ketentuan Ayat 3.1 di atas, Penyerahan Fisik Bidang Tanah tersebut akan dilakukan dengan menandatangani Serita Acara Serah Terima ("BAST") dalam bentuk yang ditetapkan oleh PENJUAL. Sebelum Penyerahan Fisik Bidang Tanah tersebut dilakukan, PENJUAL akan terlebih dahulu mengirimkan pemberitahuan secara tertulis kepada PEMBELI. 3.3 Apabila PEMBELI tidak menandatangani Serita Acara Serah Terima (BAST) dalam waktu 14 (empat be]as) hari kalender sejak diberitahukan oleh PENJUAL tanpa alasan apapun yang sah dan dapat diterima oleh PENJUAL, maka Penyerahan Fisik Bidang Tanah akan dianggap telah dilakukan oleh PENJUAL berdasarkan pemberitahuan yang telah disampaikan kepada PEMBELI, dan oleh karenanya pemberitahuan dari PENJUAL tersebut sudah merupakan bukti cukup untuk menganggap bahwa Penyerahan Fisik Bidang Tanah tersebut telah dilakukan secara otomatis (Serah Terima Otomatis) sejak 14 (empat betas) GIIC·SPA00068 ARTICLE 3 PHYSICAL DELIVERY OF THE PLOT OF LAND 3.1 The SELLER undertakes to grant temporary possession of the Plot of Land to the BUYER after the execution of this Agreement and upon payment of the Down Payment by the BUYER, for the purpose of construction (hereinafter referred to as the "Temporary Physical Delivery of the Plot of Land"). Thereafter, the SELLER undertakes to deliver full possession of the Plot of Land to the BUYER at the time of the execution of the Deed of Sale and Purchase (AJB} (hereinafter referred to as the "Physical Delivery of the Plot of Land"), provided that the PARTIES have executed this Agreement and the entire Selling Price as stipulated in Article 2 Paragraph 2.4, as well as any penalties (if any), have been fully paid by the BUYER to the SELLER. 3.2 Without prejudice to provisions of Paragraph 3.1 above, the Physical Delivery of the Plot of Land shall be made by signing the Minutes of Physical Delivery ("Berita Acara Serah Terima/BAST"), in the form determined by the SELLER. Prior to the Physical Delivery of the Plot of Land, the SELLER shall provide a written notification to the BUYER. 3.3 If the BUYER has not signed the Minutes of Physical Delivery (Serita Acara Serah Teri ma/BAST) within 14 (fourteen) calendar days since being notified by the SELLER without any valid and acceptable reasons, the Physical Delivery of the Plot of Land shall be deemed to have been carried out by the SELLER based on the notification submitted to the BUYER, and therefore the notification of the SELLER shall form adequate evidence to consider that the Physical Delivery of the Plot of Land has been automatically carried out (Automatic Deliver) in 14 {fourteen) calendar days after such notification is submitted.

hari kalender setelah pemberitahuan tersebut disampaikan. 3.4 Sejak Penyerahan Fisik Bidang Tanah yang dimaksud Ayat 3.2 atau Ayat 3.3 Pasal ini, maka setiap dan semua resiko, serta kewajiban apapun atas Bidang Tanah, telah beralih dari PENJUAL kepada PEMBELI. PEMBELI dengan ini melepaskan PENJUAL dari segala tuntutan/gugatan atas kondisi Bidang Tanah, kecuali untuk kewajiban penandatanganan Akta Jual Beli (AJB) atas Bidang Tanah sebagaimana dimaksud Pasal 10 Perjanjian ini. 3.5 Dalam hal terjadi Bidang Tanah tidak siap untuk diserahkan dalam keadaan siap bangun pada jadwal yang telah ditetapkan dengan Ayat 3.1 Pasal ini, maka PENJUAL akan membayar kerugian yang harus dibayarkan kepada PEMBELI sebesar 0,1% (nol koma satu persent) untuk setiap hari keterlambatan yang diperhitungkan dari Harga Jual (tidak termasuk PPN) yang telah dibayarkan PEMBELI kepada PENJUAL, dengan denda maksimum ditentukan sebesar 2% (dua persen) dari Harga Jual (tidak termasuk PPN). Ketentuan denda ini tidak dapat diberlakukan kepada PENJUAL bilamana terjadi karena kondisi (i) telah terjadi Keadaan Kahar (sebagaimana dimaksud dalam Pasal 12 Ayat 12.1 Perjanjian ini), dan/atau (ii) PEMBELI melanggar/lalai memenuhi kewajiban membayar Harga Jual, berikut denda (jika ada) sebagaimana diatur dalam Pasal 2 Ayat 2.4 dan/atau Ayat 2.7 Perjanjian ini. PASAL4 PENDIRIAN BANGUNAN 4.1 PENJUAL akan menjamin bahwa kegiatan pendirian bangunan, termasuk pabrik, fasilitas dan infrastruktur yang diperlukan untuk kegiatan usaha PEMBELI dapat segera dilaksanakan setelah PENJUAL menyetujui rancangan dan/atau gambar bangunan yang diajukan oleh PEMBELI untuk pengajuan izin pendirian bangunan. GIIC-SPA00068 3.4 Since the Physical Delivery of the Plot of Land as referred to in Paragraph 3.2 or Paragraph 3.3 above, any and all risks as well as any obligation whatsoever on the Plot of Land shall be transferred to the BUYER from the SELLER. The BUYER hereby holds the SELLER harmless from any claim/suit against the physical condition of the Plot of Land, except for the execution of the Sale and Purchase Deed (AJB) as contemplated in Article 10 of this Agreement. 3.5 In case that the Plot of Land is not ready to be delivered in a ready-to-build condition on the schedule that has been determined pursuant to Paragraph 3.1 of this Article, the SELLER shall pay to the BUYER liquidated damages as much as 0.1% (zero point one percent) of the Selling Price (excluding VAT) that has been paid by the BUYER to the SELLER for each day of delay, provided that the maximum penalty under this paragraph shall be as much as 2% (two percent) of the Selling Price (excluding VAT) that has been paid by the BUYER to the SELLER. The penalty to the SELLER as mentioned in this paragraph shall be exempted in case (i) due to the Force Majeure (as defined in Article 12 Paragraph 12.1 of this Agreement) having been occurred, and/or (ii) the BUYER breaches its payment obligations, including penalties (if any), as referred to in Article 2 Paragraph 2.4 and/or Article 2 Paragraph 2. 7 of this Agreement. ARTICLE 4 BUILDING CONSTRUCTION 4.1 The SELLER shall ensure that activities of construction of buildings, including plants, facilitiesand utilities which are necessary for the designated business of the BUYER can be carried out immediately after The SELLER approves the design and/or building drawings submitted by the BUYER for the

4.2 Sehubungan dengan ketentuan Pasal 4.1 PEMBELI wajib memenuhi segala persyaratan dalam Peraturan GIIC dan peraturan yang berlaku terkait dengan online single submission (055), Fasilitas KUK (sebagaimana berlaku), dan persetujuan bangunan gedung (PBG), termasukperijinan berkaitan dengan pendirian bangunan dan sarana prasarana lain yang diperlukan dan wajib menanggungseluruh biaya-biaya terkait. Dengan in, PEMBELI membebaskan PENJUAL dari segala tuntutan berupa apapun berkenaan dengan perijinan untuk pendirian bangunan tersebut, dalam hal ini PENJUAL akan bekerja sama sepenuhnya dengan PEMBELI dalam memperoleh perijinan seperti di atas. PENJUAL akan memberikan dukungannya (jika diperlukan) kepada PEMBELI pada saat melakukan pengurusan perijinan bangunan, berikut fasilitas dan infrastrukturnya. 4.3 lnformasi utama atas proses pembangunan di atas Bidang Tanah sejak tahap perencanaan sampai pada saat pelaksanaan pembangunan wajib diberi tahu oleh PEMBELI kepada PENJUAL, sepanjang diperlukan secara wajar untuk memenuhi kepatuhan terhadap peraturan perundang-undangan yang berlaku dan peraturan kawasan, termasuk tetapi tidak terbatas pada rancangan dan gambar konstruksi bangunan, serta pemilihan kontraktor yang akan melaksanakan pendirian bangunan di atas Bidang Tanah. Apabila setelah rancangan dan gambar konstruksi bangunan telah memperoleh persetujuan dari PENJUAL dan instansi lain yang berwenang dan PEMBELI masih menghendaki suatu perubahan atau penambahan atas bangunan tersebut, maka segala resiko serta biaya atau kerugian yang timbul berkenaan dengan perubahan atau penambahan tersebut menjadi beban dan tanggung jawab PEMBELI. GIIC-SPA00068 purpose of applying for a building construction permit. 4.2 According with Article 4.1, the BUYER shall fulfill all requirements in the Rules of GIIC and prevailing Law, relating to online single submission (OSS), KUK Facility (as applicable), and building permitting (PBG) permits relating to construction of buildings and other necessary facilities and utilities, and shall bear all costs related to it. the BUYER hereby holds the SELLER harmless from any form of claim in relation to licensing for construction of the building, provided that the SELLER shall fully cooperate with the BUYER in obtaining such permits. The SELLER will support (if nessessary) the BUYER to process the permit for the construction of buildings, facilities and utilities. 4.3 Key information on development process in the Plot of Land from the planning stage up to and during the development implementation shall be provided by the BUYER to the SELLER, to the extent reasonably required for compliance with applicable laws and the estate regulations, including design and building construction drawing, selection of the contractor that will carry out construction of the building on the Plot of Land. If after the design and building construction drawing has been approved by the SELLER and other authorized agency and the BUYER still wants to make changes or additions to it, all risks and costs or losses arising in relation to such changes or additions shall be borne by and become the responsibility of the BUYER.

4.4 Sehubungan dengan pendirian dan pelaksanaan pembangunan oleh PEMBELI, PEMBELI dengan ini terikat dan harus mentaati ketentuan Tata Tertib GIIC dan/atau peraturan pemerintah yang berlaku, termasuk tetapi tidak terbatas pada ketentuan tentang ordonansi gangguan dan pengendalian pencemaran lingkungan. Setiap pelanggaran atau penyimpangan atas ketentuan-ketentuan tersebut menjadi beban dan tanggung jawab sepenuhnya PEMBELI. 4.5 Dalam hal diwajibkan berdasarkan jenis usaha, PEMBELI dapat membangun cerobong asap/uap (chimney) di lokasi pabrik dengan penunjukkan lokasi dan desain yang diusulkan PEMBELI telah mendapat persetujuan PENJUAL dan instansi atau pemerintah yang berwenang. PEMBELI wajib mengikuti ketentuan yang diatur berdasarkan Undang Undang Lingkungan Hidup dan ketentuan Peraturan dan Tata Tertib di KOTA DELTAMAS dan Tata Tertib GIIC, termasuk namun tidak terbatas pada ketentuan tinggi maksimum 30 M (tiga puluh meter) dari batas permukaan tanah dan ketentuan atas arsitektur. PEMBELI wajib mengkonsultasikan standar teknis 4.6 pendirian cerobong asap/uap (chimney) tersebut kepada PENJUAL terlebih dahulu. Sebelum pembangunan dilakukan, PEMBELI wajib menyerahkan uang jaminan pembangunan kepada PENJUAL sebagai jaminan kegiatan pendirian bangunan yang dilakukan PEMBELI atau kontraktor, selanjutnya disebut "Uang Jaminan Pembangunan". Adapun Uang Jaminan Pembangunan yang diserahkan PEMBELI kepada PENJUAL adalah sebesar Rp_____ sesuai ketentuan yang diatur dalam Tata Tertib GIIC. Uang Jaminan Pembangunan tersebut akan disimpan dan dikembalikan kepada PEMBELI tanpa perhitungan bunga setelah proses pembangunan dianggap telah GIIC·SPA00068 4.4 With respect to the construction and development implementation by the BUYER, the BUYER is bound by and shall comply with the Rules of GIIC and/or the prevailing government regulations, including but not limited to the provisions on ordinance of nuisance and control of environmental pollution. Any breach or deviation of such provisions shall be solely for the account and at the expense of the BUYER. 4.5 If required based on type of business, the BUYER shall build a chimney at factory location with designation of location in accordance with those determined by the SELLER or based on approval/reference from the authorized government. The BUYER shall comply with Law of Environment and provisions provided in Regulation and Procedure of KOTA DEL TAMAS and the Rules of GIIC, including but not limited to the provisions of maximum height of 30 M (thirty meters) from ground level and provisions on architecture. The BUYER shall first consult technical standard of the chimney construction with the SELLER. 4.6 Before the construction of the building has started, the BUYER shall deliver security deposit of construction to the SELLER as a guarantee of construction by the BUYER or contractors, hereinafter referred to as the "Security Deposit of Development". The Security Deposit of Development shall be deposited by the BUYER to the SELLER amounting to IDR_____ in compliance with the Rules of GIIC. The Security Deposit of Development shall be kept and refunded without interest to the BUYER upon the final inspection for the completion of construction of the building by the BUYER and the SELLER; provided that selesai oleh PEMBELI dan PENJUAL; asalkan tidak ada kerusakan/tuntutan yang timbul akibat kegiatan pembangunan yang dilakukan PEMBELI berdasarkan verifikasi yang dilakukan oleh PENJUAL. Bilamana terjadi pengurangan Uang Jaminan Pembangunan akibat dari pembangunan yang dilakukan PEMBELI, maka kekurangan tersebut wajib dibayarkan seketika dan sekaligus lunas kepada PENJUAL. 4.7 Jika PEMBELI dan/atau kontraktor mengakibatkan kerusakan atau gangguan terhadap sarana dan prasarana yang ada dan disediakan oleh PENJUAL akibat kegiatan pendirian bangunan yang dilakukan PEMBELI dan/atau kontraktor, PEMBELI wajib memperbaiki segala kerusakan atau gangguan dalam waktu 7 (tujuh) Hari Kerja terhitung sejak adanya teguran tertulis dari PENJUAL. Apabila dalam jangka waktu tersebut PEMBELI dan/atau kontraktor belum juga memulai memperbaiki kerusakan yang dimaksud, maka PENJUAL akan memperbaiki kerusakan tersebut atas biaya yang diambil dari Uang Jaminan Pembangunan. 4.8 PEMBELI harus bertanggung jawab sepenuhnya atas segala resiko dan kewajiban serta kerugian yang mungkin timbul sehubungan dengan pendirian Bangunan selama berlangsungnya aktivitas pembangunan. 4.9 Dalam waktu 5 (lima) tahun terhitung sejak tanggal penandatanganan Perjanjian ini, sesuai dengan peraturan pemerintah dan/atau peraturan perundang-undangan yang berlaku untuk kawasan industri di Indonesia, PEMBELI diwajibkan untuk memulai kegiatan Pembangunan untuk kegiatan usaha sebagaimana tercantum dalam Pasal 5 Perjanjian ini. Jangka waktu ini tetap berlaku dan mengikat bahkan jika Bidang Tanah telah dialihkan kepada pihak ketiga oleh PEMBELI sebagaimana diatur dalam Perjanjian ini. GIIC-SPA00068 there are no damages/claims caused by the construction activities of the BUYER based on the verification by the SELLER. In case of any reduction of the Security Deposit of Development as caused by the activity of the construction by the BUYER, such shortage of the Security Deposit of Development shall be paid immediately and fully to the SELLER. 4.7 If the BUYER and/or contractor causes damages or disruptions to facilities and infrastructures that are existing and made available by the SELLER by building construction activities done by the BUYER and/or contractor, the BUYER shall start repairing such damages or disruptions within 7 (seven) Business Days after written notice thereof is given by the SELLER. If within such period the BUYER has not yet started reparnng such damages or disruptions, the SELLER will repair such damages or disruptions at the expense of the BUYER deducting such expense from the Security Deposit of Development. 4.8 The BUYER shall fully bear and be responsible for any and all risks and liabilities as well as the loss that may occur relating to the construction activities on the Plot of Land during the building(s) construction. 4.9 Within the period of 5 {five) years since the signing date of this Agreement, in accordance with prevailing government regulations and/or the law for industry area in Indonesia, the BUYER shall obligation to start the building construction for the business activities as stipulated in Article 5 in this Agreement. This period shall continue to be applicable and binding even if the Plot of Land has been transferred to the third party from the BUYER as provided in this Agreement.

4.10 Apabila PEMBELI tidak memulai pembangunan setelah 3 (tiga) bulan terhitung sejak berakhirnya jangka waktu sebagimana ditegaskan dalam Ayat 4.9 di atas, maka segala konsekuensi dan segala akibat yang timbul adalah mejadi tanggung jawab PEMBELI atau pihak ketiga yang menerima pengalihan hak atas Bidang Tanah dari PEMBELI. PASALS PENGGUNAAN BANGUNAN DAN TATA LETAK 5.1 PEMBELI wajib mentaati ketentuan Perjanjian ini untuk menggunakan Bidang Tanah berikut bangunannya tersebut dengan jenis bidang usaha untuk kegiatan pusat data (data center business) sesuai dengan bidang usaha yang disetujui oleh PENJUAL dan ijin usaha yang dikeluarkan oleh instansi yang berwenang, maka segala akibat yang timbul karena penggunaannya yang tidak sesuai dengan tujuan dan peruntukkan dimaksud dalam ketentuan ini maka hal tersebut menjadi resiko dan tanggungan PEMBELI sendiri dan dengan ini PEMBELI melepaskan PENJUAL dari segala akibat yang ditimbulkan tersebut. 5.2 Sebelum dilakukan Perubahan dan/atau penambahan jenis-jenis industri oleh PEMBELI, PEMBELI harus mendapat persetujuan tertulis dari PENJUAL, yang penolakan atas persetujuannya harus dengan alasan yang dapat diterima. Perubahan dan/atau penambahan tersebut harus mengacu pada ketentuan instansi yang berwenang. Seluruh biaya perubahan tersebut ditanggung oleh PEMBELI. 5.3 Sehubungan dengan penggunaan bangunan di atas Bidang Tanah sebagaimana dimaksud Ayat 5.1 Perjanjian ini, PEMBELI terikat dan harus mentaati Tata Tertib GIIC dan/atau peraturan pemerintah yang berlaku, termasuk tetapi tidak terbatas pada ketentuan tentang ordonansi gangguan dan pengendalian pencemaran lingkungan. Setiap pelanggaran atau GIIC-SPA00068 4.10 The BUYER has not started the building construction after 3 (three) months as of the end of period as mentioned in Paragraph 4.9 above, any arising consequences shall be for the responsibility of the BUYER or the third party who has accepted the transfer of the Plot of Land from the BUYER. ARTICLE 5 USE OF BUILDING AND LAYOUT 5.1 The BUYER is obliged to comply with the provisions of this Agreement to use the Plit of Land and its buildings with the type of business field for data center business activities (data center business) in consistence with business field as approved by the SELLER and business permit as issued by the respective authorized agency, and all consequences arising from the use that is not in accordance with the purpose and designation referred to in these provisions shall be for the risk and account of the BUYER and the BUYER hereby holds the SELLER harmless from any such consequences. 5.2 Prior to any changes and/or additions of types of industry by the BUYER, the BUYER shall obtain a written consent from the SELLER, which consent will not be withheld without reasonable reasons. Such changes and/or additionsshall comply with the provisions of authorized agency. All expenses of such changes and additions shall be borne by the BUYER. 5.3 With respect to the use of building(s) on the Plot of Land as referred to in Paragraph 5.1 of this Article, the BUYER shall be bound and obliged to comply with the Rules of GIIC and/or the prevailing government regulations, including but not limited to provisions on ordinance of nuisance and control of environmental pollution. The BUYER shall fully bear and be responsible for penyimpangan atas ketentuan-ketentuan tersebut menjadi beban dan tanggung jawab sepenuhnya dari PEMBELI.

any violation or deviation from such provisions.

5.4 PEMBELI dilarang membuat sumur bor atau sejenisnya kecuali untuk pemeriksaan tanah dan PEMBELI diwajibkan untuk menggunakan air yang telah disediakan PENJUAL atau pihak lain yang ditunjuk oleh PENJUAL (apabila PENJUAL tidak dapat menyediakan air). Segala kewajiban dan biaya yang timbul sebagai akibat dari penyediaan air yang disediakan oleh PENJUAL atau pihak yang ditunjuk oleh PENJUAL adalah merupakan tanggung jawab dari PENJUAL termasuk segala pelanggaran terhadap ijin lingkungan dan/atau peraturan pemerintah yang berlaku.

5.4 The BUYER is prohibited from making of the drilled well or other activitiesof the same type except for soil survey and the BUYER shall be obliged to use water that has been provided by SELLER or other party appointed by the SELLER (in case that the SELLER cannot provide the water). Any form of liability and costs caused by the water provided by the SELLER or its appointed party hereunder shall be solely for the account and at the expense of the SELLER including for any violation or deviation to the environmental licenses and/or any prevailing government regulations.

PASAL 6
PEMELIHARAAN/PERAWATAN PEMBUANGAN LIMBAH DAN TATA LETAK

ARTICLE 6
MAINTENANCE/TREATMENT OF WASTE DISPOSAL AND LAYOUT

6.1 PENJUAL akan menentukan proses pembuangan limbah yang ditetapkan dalam Tata Tertib GIIC dengan mengacu pada Analisis Dampak Lingkungan (ANDAL), Rencana Kelola Lingkungan Rinci (RKL Rinci), dan Rencana Pemantauan Lingkungan Rinci (RPL Rinci) di GIIC dan/atau menurut peraturan perundang-undangan yang berlaku di Indonesia.

6.1 The SELLER shall determine the process of waste disposal as provided in the Rules of GIIC based upon the Environmental Impact Analysis (ANDAL), Detail Environmental Management Plan (Detail RKL) and Detail Environmental Monitoring Plan (Detail RPL) of GIIC and/or in accordance with the prevailing laws and regulations in Indonesia.

6.2 Jika PEMBELI memproduksi Limbah Bahan Beracun dan Berbahaya (B3) dalam bisnis/kegiatan usahanya, maka PEMBELI harus bertanggung jawab sesuai dengan hukum serta peraturan yang berlaku, termasuk tetapi tidak terbatas pada Peraturan Pemerintah Nomor 22 Tahun 2021 mengenai Penyelenggaraan Perlindungan dan Pengelolaan Lingkungan Hidup.

6.2 If the BUYER produces Toxic and Hazardous Material (B3) waste in its business/business activities, the BUYER shall be responsible in accordance with the prevailing laws and regulations, including but not limited to Government Regulation Number 22 of 2021 on Environmental Protection and Management.

6.3 PEMBELI memahami bahwa RKL Rinci dan RPL Rinci (atau dokumen lingkungan sejenisnya) adalah salah satu syarat mutlak untuk mengajukan Izin Mendirikan

6.3 The BUYER understands that the Detail RKL and Detail RPL (or other similar types of environmental documents) are one of the absolute requirements to apply for the

GIIC-SPA00068

Bangunan (1MB) atau Persetujuan Bangunan Gedung (PBG), sebagaimana mengacu pada ketentuan pemerintah yang berlaku untuk perijinan tersebut. Oleh karenanya, PEMBELI wajib mempunyai RKL Rinci dan RPL Rinci (atau dokumen lingkungan sejenisnya) yang telah disetujui oleh PENJUAL selaku pengelola kawasan industri. Pada saat RKL dan RPL Rinci telah disetujui, maka PEMBELI wajib memberikan salinannya kepada PENJUAL secara langsung atau melalui Estate Management GIIC. 6.4 PEMBELI wajib mentaati Tata Tertib GIIC dan semua peraturan yang berkaitan dengan polusi dan pengelolaan lingkungan termasuk tapi tidak terbatas pada peraturan yang berkaitan antara lain dengan kriteria atas kualitas limbah cair, kualitas limbah padat, kualitas emisi udara dan gangguan suara. 6.5 Selain kriteria polusi berkenaan dengan Perjanjian ini, PEMBELI wajib memenuhi persyaratan yang berkaitan dengan pengawasan dan pemeliharaan lingkungan dan pembuangan limbah yang diatur oleh Peraturan Pemerintah Daerah/Propinsi Jawa Barat dan Tata Tertib GIIC. 6.6 Jika PEMBELI melanggar salah satu ketentuan mengenai pembuangan limbah dalam Pasal ini, maka PENJUAL harus mengirimkan surat peringatan kepada PEMBELI. Jika PEMBELI tidak segera melakukan tindakan yang tepat untuk memperbaiki pelanggaran tersebut dalam kurun waktu 2 (dua) Hari Kerja sejak pemberitahuan/peringatan tertulis dari PENJUAL, maka PENJUAL, tanpa persetujuan dari PEMBELI dapat langsung menutup saluran air dan saluran pembuangan limbah, dan untuk keperluan tersebut PEMBELI dengan ini memberi kuasa penuh kepada PENJUAL untuk menutup saluran air bersih dan saluran pembuangan limbah. GIIC-SPA0O068 Building Permit (lzin Mendirikan Bangunan (1MB) or (PBG)) pursuant to the prevailling government regulations for such permits. Therefore, the BUYER shall possess Detail RKL and Detail RPL (or other similar types of environmental documents) approved by the SELLER as the manager of the industrial estate. Once the RKL and RPL Detail (or other similar types of environmental documents) have been approved, the BUYER shall provide a copy of such UKL and UPL to the SELLER directly or through the Estate Management of the GIIC. 6.4 The BUYER shall comply with the Rules of GIIC and all regulations relating to the pollution and the environmental management, including but not limited to regulations relating, among others, to the criteria on quality of liquid waste, solid waste, air emission and nuisance. 6.5 In addition to the pollution criteria with respect to this Agreement, the BUYER shall meet requirements with respect to the supervision and maintenance of environment and waste disposal under the regulation of the Regional Administration/ West Java Province and the Rules of GIIC. 6.6 If the BUYER violates any of the provisions pertaining to the waste disposal in this Article, then the SELLER should send a warning letter to the BUYER. If the BUYER does not take any effective actions to fix such violation within 2 (two) Business Days, then the SELLER may, without any approval of the BUYER, immediately close the clean water pipeline and sewerage channel, and for such purpose the BUYER shall hereby fully empower the SELLER to close the clean water pipeline and sewerage channel.

6.7. PARA PIHAK setuju untuk turut memelihara Lingkungan di GIIC agar tetap asri dan serasi serta menjaga agar para penghuni di Kawasan GIIC dapat menikmati lingkungan dengan baik. 6.8. PEMBELI wajib membayar biaya pemeliharaan sarana dan prasana/ infrastruktur dan peralatan lainnya sebagaimana dimaksud dalam Pasal 8 setiap bulannya kepada PENJUAL atau melalui Estate Managemen GIIC atau pihak yang ditunjuk oleh PENJUAL. Apabila PEMBELI menunggak membayar biaya biaya dimaksud dalam Pasal 8 Ayat 8.2.b, Ayat 8.2.c, Ayat 8.2.d dan/atau Ayat 8.2.e berdasarkan ketentuan Tata Tertib GIIC maka PENJUAL berhak untuk menghentikan pelayanan fasilitas-fasilitas atas sarana dan prasarana tersebut sampai dengan PEMBELI melaksanakan kewajiban dan melunasi tunggakan kepada PENJUAL, termasuk dendanya (jika ada). PASAL7 JAMINAN PENJUAL PENJUAL menjamin kepada PEMBELI setiap pernyataan dalam Pasal 7 ini, yakni berlaku sejak tanggal Perjanjian ini sampai dilakukannya penandatanganan AJB, bahwa: 7.1 Bidang Tanah dimaksud dalam Pasal 1 Ayat 1.1 adalah sepenuhnya milik PENJUAL, telah bebas dari berbagai jaminan (termasuk dalam hal ini bebas dari hak tanggungan apapun), tidak terlibat dalam perkara apapun, bebas dari penyitaan apapun, tidak pernah dijual dan tidak dalam kondisi dijual kepada pihak lain. 7.2 PENJUAL menjamin bahwa PENJUAL memiliki kewajiban untuk menyelesaikan proses pemecahan dari HGB lnduk sampai dengan diterbitkannya HGB Bidang Tanah sebagaimana diatur dalam Pasal 1 sebelum tanggal penandatanganan AJB. Untuk menghindari keraguan, penandatanganan GIIC·SPA00068 6.7 The PARTIES agree to maintain the Environment in the GIIC Estate to remain beautiful and harmonious and keeps the occupants of the GI IC Estate able to properly enjoy the environment. 6.8 The BUYER shall pay the expenses of maintenance of facilities/infrastructures and any other utilities as contemplated by Article 8 every month to the SELLER directly or through the Estate Management GIIC orthe other parties appointed by the SELLER. If the BUYER fails to pay the expenses as contemplated by Article 8 Paragraph 8.2.b, Paragraph 8.2.c, Paragraph 8.2.d,and/or Paragraph 8.2.e based on the provisions of the Rules of GIIC shall have the right to discontinue the service on the facilities/infrastructure until the BUYER has fully paid such expenses to the SELLER, including penalty (if any). ARTICLE 7 WARRANTY OF THE SELLER The SELLER warrants to the BUYER that each of the items in Article 7, is valid as of the date of this Agreement and as of the signing of AJB, that: 7.1 The Plot of Land as referred in Article 1 Paragraph 1.1 is fully owned by the SELLER, clear of all encumbrances (including clear of any mortgage rights), not involved in any dispute, free from any confiscation, and has never been sold or has never agreed to sell to any other party. 7.2 The SELLER guarantess that it shall be obligated to complete the process of subdividing the Master HGB until the issuance of the Plot of Land as stipulated in Article 1, prior to the execution of the Deed of Sale and Purchase (AJB). For the avoidance of doubt, the execution of the AJB

AJB akan dilakukan apabila HGB Bidang Tanah yang baru telah diterbitkan oleh BPN.

shall be carried out only after the Plot of Land HGBs has been issued by the National Land Agency (BPN).

7.3 PENJUAL menjamin hak PEMBELI untuk mendirikan dan menjalankan usaha di Kawasan Industri milik PENJUAL secara bebas tanpa ada intervensi dari pihak ketiga manapun serta menjamin hak PEMBELI untuk dapat menjalankan haknya secara bebas sebagaimana tercantum dalam Perjanjian ini.

7.3 The SELLER guarantees the BUYER's right to establish and operate a business within the Industrial Estate owned by the SELLER freely without any interference from any third party and guarantees the BUYER's right to exercise its rights freely as set out in this Agreement.

7.4 PENJUAL menjamin untuk menyediakan dan membuat instalasi dan sambungan air (air bersih dan air limbah) hingga batas luar Bidang Tanah berdasarkan kebutuhan pasokan air dari PEMBELI dengan beban biaya ditanggung oleh PEMBELI sebagaimana ditentukan dalam Pasal 8 Perjanjian ini. Untuk itu PEMBELI wajib mengajukan permohonan tertulis kepada PENJUAL selambat-lambatnya **6 (enam) bulan** sebelum dimulainya pengoperasian usaha oleh PEMBELI.

7.4 The SELLER guarantees to provide and develop of water installation and water connection (clean water and waste water) up to the border of the Plot of Land based on the requirement of water supply of the BUYER and the cost will be borne by the BUYER as determined in Article 8 of this Agreement. For that purpose, the BUYER is obliged to request the SELLER to let above be ready in writing to the SELLER bythe latest **6 (*six*) months** prior to the commencement of business operastions by the BUYER.

7.5 PENJUAL akan membantu setiap dokumen-dokumen yang diperlukan berkaitan dengan Bidang Tanah (bimanana diperlukan) terkait atas Bidang Tanah, pada saat PEMBELI mengajukan permohonan penyaluran listrik ke PLN (Perusahaan Listrik Negara) dan/atau jaringan telekomunikasi ke instansi/ perusahaan komunikasi dengan biaya-biaya ditanggung sepenuhnya oleh PEMBELI.

7.5 The SELLER shall support any other documents related to the Plot of Land (when necessary) when the BUYER apply for the electricity supply to PLN and/or telecomunicationt network to the agency/company of telecommunications with all expenses shall be borne by the BUYER.

PASAL 8
BIAYA- BIAYA

ARTICLE 8
EXPENSES

8.1 Kecuali ditentukan lain dalam Perjanjian ini, terhitung sejak penandatangan BAST, maka semua pajak, iuran dan biaya- biaya lainnya sehubungan dengan Bidang Tanah tersebut menjadi beban dan tanggung jawab PEMBELI.

8.1 Unless otherwise stipulated in this Agreeement, since the signing of BAST, all taxes, contributions and other expenses with respect to the Plot of Land shall be borne and responsible by the BUYER.

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8.2 Biaya - biaya dan / atau pengeluaran-pengeluaran yang menjadi tanggung jawab PEMBELI adalah sebagai berikut:

a. Biaya instalasi air (tergantung ukuran standar pipa, sebagai berikut:

i. 2 (dua) inci standar pipa setara dengan **Rp 150.000.000,- (seratus lima puluh juta rupiah)**, belum termasuk PPN; atau

ii. 3 (tiga) inci standar pipa setara dengan **Rp 165.000.000,- (seratus enam puluh lima juta rupiah)**, belum termasuk PPN; atau

iii. 4 (empat) inci standar pipa setara dengan **Rp 180.000.000,- (seratus delapan puluh juta rupiah)**, belum termasuk PPN; atau

iv. ukuran pipa lainnya sesuai keperluan PEMBELI dengan persetujuan dan biaya sesuai dengan ketentuan PENJUAL.

b. Biaya penggantian pemakaian Air Bersih (PPA) bersih setara dengan **Rp14.750,-/M³ (empat belas ribu tujuh ratus lima puluh Rupiah per meter kubik)** belum termasuk PPN dan biaya abudemen per bulan adalah sama dengan **Rp3.000.000,- (tiga juta rupiah)**, belum termasuk PPN, yang akan berlaku efektif sejak PEMBELI menggunakan air bersih. PENJUAL akan mengenakan biaya minimum sebesar 80% (delapan puluh persen) dari kebutukan pasokan air harian yang diberitahukan oleh PEMBELI berdasarkan pemberitahuan pasokan, dengan tunduk pada ketentuan dan jangka waktu yang akan ditentukan lebih lanjut dalam suatu perjanjian pasokan air yang terpisah. Biaya PPA dan biaya abudemen per bulan, yang akan berlaku efektif sejak

8.2 Following expenses and / or costs shall be borne by the BUYER as follows :

a. Water installation costs (depending on the type of pipe), as follows:

i. 2 (two) inches pipe standard is equal to **IDR 150,000,000 (one hundred fifty million Rupiah)**, excluding of VAT; or

ii. 3 (three) inches pipe standard is equal to **IDR 165,000,000 (one hundred sixty five million Rupiah)**, excluding of VAT; or

iii. 4 (four) inches pipe standard is equal to **IDR 180,000,000 (one hundred eighty million Rupiah)**, excluding of VAT; or

iv. other size pipe as necessary by the BUYER with the approval and it costs comply from the SELLER.

b. Clean water usage fee (PPA) is equal to **IDR14,750/M³ (fourteen thousand seven hundred fifty Rupiah per cubic meter)**, excluding of VAT and its monthly fee of charge is equal to **IDR3,000,000 (three million Rupiah)** per month, excluding of VAT, and will be effective after the Physical Delivery of the plot of Land or temporary Hand Over (if any). The SELLER shall apply a minimum charge equal to 80% (eighty percents) of the daily water demand notified by Buyer pursuant to a Supply Notice, subject to the terms and duration to be further specified in a separate water supply agreement. PPA and its monthly fee, which will be effective when the BUYER has started to use clean water on the Plot of Land;

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PEMBELI menggunakan air bersih pada Bidang Tanah. c. Biaya pengelolaan limbah adalah sebesar Rpl2.000,-/M3 (dua belas ribu rupiah per meter kubik) belum termasuk PPN, diperhitungkan dari 80% (delapan puluh persen) pemakaian air bersih yang menjadi tanggungan PEMBELI sejak tanggal mulai menggunakan air bersih di Bidang Tanah; d. Penggantian Pemeliharaan Lingkungan (PPL) adalah sebesar Rpl.320,-/M2 (seribu tiga ratus dua puluh rupiah per meter persegi) per bulan, belum termasuk PPN, dan sejak serah terima fisik Bidang Tanah atau serah terima sementara (jika ada). e. Biaya pengangkutan sampah domestik (non produksi) adalah sama dengan Rp70.000,-/M3(tujuh puluh ribu rupiah per meter kubik), belum termasuk PPN. f. Pengecekan air limbah sebesar Rp750.000,- per titik per bulan, belum termasuk PPN; g. Besaran tarif huruf (a) sampai (f) tersebut akan disesuaikan berdasarkan ketentuan Peraturan Kawasan GIIC dan/atau berdasarkan perubahan situasi ekonomi yang terjadi pada saat itu. h. Setiap biaya, pembebanan utilitas dan pengeluaran yang wajar terkait atas Bidang Tanah di waktu mendatang sesuai dengan Tata Tertib GIIC dan peraturan yang berlaku di Republik Indonesia. i. Pajak, retribusi dan kewajiban lainnya terkait dengan Bidang Tanah yang menjadi beban PEMBELI mengacu pada GIIC-SPA0O068 C. d. Waste water charge is IDR12,000/M3 (twelve thousand Rupiah per cubic meter), excluding of VAT, calculated from 80% (eighty percent) of the clean water usage which will be borne by the BUYER from the date it has started to use clean water on the Plot of Land; Maintenance charge (Penggantian Pemeliharaan Lingkungan {PPL)) is equal to IDR1,320,-/M2 (one thousand three hundred twenty Rupiah per square meter) per month, excluding of VAT, will be after physical delivery of the Plot of Land or temporary Hand Over (if any). e. Solid domestic garbage (non production) transportation charge is equal to IDR70,000,-/M3 (seventy thousand Rupiah per cubic meter), excluding of VAT. f. Waste water Test charge is IDR750.000,- per month, excluding VAT; g. All the above expenses in (a) to (f) will be reviewed based on the Rules of GIIC and/or any material change caused by the economic situation. h. Any reasonable future expenses, utilities charges and fees incurred inrelation to the Plot of Land in accordance with the prevailing Rules of GIIC and the prevailing regulations of the Republic of Indonesia. i. Other taxes, levies and duties incurred by the BUYER inrelation to the Plot of Land in accordance with the prevailing peraturan yang berlaku di Republik Indonesia. 8.3 PPN atas bangunan (-bangunan) yang didirikan di atas Bidang Tanah menjadi beban dan tanggungan PEMBELI sesuai dengan peraturan perundang-undangan yang berlaku di Republik Indonesia. 8.4 Seluruh biaya dan/atau pajak sebagaimana dimaksud dalam Pasal ini harus dibayar oleh PEMBELI dalam jangka waktu 7 (tujuh) Hari Kerja terhitung sejak adanya tagihan terkait yang diberikan oleh PENJUAL. PASAL9 PENGALIHAN 9.1 Selama Harga Jual, termasuk denda-denda (jika ada), belum dilunasi seluruhnya, dan Akta Jual Beli (AJB) di hadapan Pejabat Pembuat Akta Tanah (PPAT) belum dilaksanakan, PEMBELI tidak berhak mengalihkan atau memindahkan seluruh atau sebagian hak dan kewajibannya kepada pihak ketiga manapun atau melakukan perbuatan hukum lainnya untuk mengalihkan Bidang Tanah tanpa pemberitahuan dan persetujuan tertulis terlebih dahulu dari PENJUAL. 9.2 Apabila ketentuan Ayat 9.1 di atas dilanggar oleh PEMBELI, maka Perjanjian ini dapat dibatalkan secara sepihak oleh PENJUAL dan Bidang Tanah tetap menjadi milik PENJUAL dan semua jumlah uang yang sudah dibayarkan oleh PEMBELI kepada PENJUAL sepenuhnya menjadi milik PENJUAL dan tidak dapat ditarik kembali oleh PEMBELI. Uang tersebut disepakati oleh PARA PIHAK sebagai kompensasi atas kerugian nyata yang dialami oleh PENJUAL 9.3 Apabila PEMBELI ingin mengalihkan hak dan kewajiban PEMBELI dalam Perjanjian m1 kepada pihak lain sebelum penandatangan Akta Jual Beli (AJB) antara PENJUAL dan PEMBELI di hadapan Pejabat GIIC-SPA0O068 laws and regulations of the Republic of Indonesia. 8.3 VAT on the building(s) constructed on the Plot of Land shall be for the account and at the expense of the BUYER according to the prevailing laws and regulations of the Republic of Indonesia. 8.4 Expenses and/ or taxes as referred to in this Article shall be paid by the BUYER within 7 (seven) Business Days from receipt of related invoice given by the SELLER. ARTICLE 9 TRANSFER 9.1 As long as the Selling Price, including penalties (if any), has not been fully paid, and the Sale and Purchase Deed (AJB) has not been executed before a Land Deed Official (PPAT), the BUYER shall have no right to transfer or assign its rights and obligations hereof to any third party, in whole or in part or to take any other legal actions to transfer the Plot of Land without a prior written notification to and consent of the SELLER. 9.2 If the provision of Paragraph 9.1 above is breached, this Agreement may be unilaterally annulled by the SELLER and the Plot of Land remains to be the property of the SELLER and all amounts of money that have been paid by the BUYER to the SELLER become the property of the SELLER and cannot be withdrawn by the BUYER. The money is agreed by the PARTIES as compensation for real losses suffered by the SELLER 9.3 In the event that the BUYER wishes to transfer the rights and obligations of the BUYER under this Agreement to any third partyprior to the signing of Sale and Purchase Deed (AJB) between the SELLER

Pembuat Akta Tanah (PPAT), PEMBELI wajib mendapatkan persetujuan tertulis terlebih dahulu dari PENJUAL. Jika PEMBELI mengalihkan hak dan kewajibannya dalam Perjanjian ini kepada pihak lain setelah memperoleh ijin tertulis dari PENJUAL, maka untuk setiap pengalihan dimaksud PEMBELI wajib membayar biaya administrasi pengalihan sebesar 2,5% (dua koma lima persen) dari Harga Jual (tidak termasuk PPN) kepada PENJUAL, termasuk denda-denda (jika ada). Seluruh biaya, pajak yang timbul akibat pengalihan tanah dan/atau bangunan tersebut ditanggung oleh PEMBELI. 9.4 Dalam hal terjadi pengalihan hak dan kewajiban dalam Perjanjian ini atas keinginan PEMBELI yang telah disetujui oleh PENJUAL sebagaimana dimaksud Ayat 9.3 di atas, maka pihak ketiga yang menerima pengalihan hak dan kewajiban tersebut harus menandatangani suatu perjanjian pengalihan hak ("Perjanjian Pengalihan") dengan PEMBELI dan PENJUAL. Dengan ditandatanganinya Perjanjian Pengalihan tersebut oleh pihak pihak terkait, maka dengan ini pihak ketiga setuju untuk terikat dengan Perjanjian ini. Untuk menghindari keraguan, PEMBELI memiliki hak untuk menerima pertimbangan dalam pengalihan hak dan kewajiban dalam Perjanjian ini dari pihak ketiga. 9.5 Pada saat ditandatanganinya Perjanjian Pengalihan Hak sebagaimana ditegaskan dalam Ayat 9.4 di atas, maka PEMBELI wajib membawa dan menyerahkan asli Perjanjian ini kepada PENJUAL. 9.6 Dalam hal terjadi pengalihan hak dan kewajiban dalam Perjanjian m1 dari PEMBELI setelah dilakukannya penandatanganan Akta Jual Beli (AJB), PEMBELI dengan ini membuat pihak ketiga setuju untuk terikat dengan kewajiban yang berkaitan dengan Bidang Tanah dalam Perjanjian ini dan mematuhi ketentuan Tata Tertib GIIC, ketentuan hukum dan GIIC·SPA00068 and the BUYER in front of the Land Deed Official (PPAT), the BUYER shall obtain a prior written consent from the SELLER. If the BUYER transfers its rights and obligations under this Agreement to such third party after having obtained the written consent from the SELLER, the BUYER has to pay the administration transfer fee of 2.5% (two point five percent) from the Selling Price (exclusive of VAT) to the SELLER, including penalties (if any). Any other costs, taxes related to the transfer of land and/or building shall be borne by the BUYER. 9.4 In the event that the BUYER wishes to transfer its rights and obligations under this Agreement after having obtained consent of the SELLER as referred to in Paragraph 9.3 above, the BUYER shall have the transferee sign an agreement to transfer the rights and obligations (the "Transfer Agreement") with the BUYER and the SELLER. The signing of the Transfer Agreement by the relevant transferee shall render the relevant transferee to agree to be bound by this Agreement. For the avoidance of doubt, the BUYER shall have the right to receive consideration for the transfer of its rights and obligations under this Agreement from the transferee. 9.5 At the time of the signing of the Transfer Agreement as confirmed in Paragraph 9.4 above, then the BUYER shall bring and submit the original of this Agreement to the SELLER. 9.6. In the event that the BUYER transfers its rights and obligations under this Agreement after the Sale and Purchase Deed (AJB) has been executed, the BUYER cause the transferee to agree to be bound by the relevant obligations regarding the Plot of Land in this Agreement and comply with the Rules of GIIC, the laws and prevailing regulations in Indonesia.

10.1 peraturan pemerintah yang berlaku saat itu di Indonesia. PASAL10 AKTA JUAL BELi (AJB) PENJUAL dan PEMBELI harus menandatangani AJB atas Bidang Tanah di hadapan Pejabat Pembuat Akta Tanah {PPAT) yang ditunjuk oleh PENJUAL (rekanan PENJUAL), selambat-lambatnya 12 (dua belas) bulan sejak penandatanganan Perjanjian ini dengan ketentuan telah terpenuhinya persyaratan AJB sebagai berikut: a. HGB atas Bidang Tanah telah diperoleh dan diterima oleh PENJUAL dari instansi berwenang dan tercatat atas nama PENJUAL; b. PEMBELI sudah melunasi seluruh Harga Jual termasuk denda-denda Uika ada) dan kewajiban lain yang menjadi tanggungan PEMBELI dalam Perjanjian ini, termasuk tetapi tidak terbatas pada biaya Akta Jual Beli (AJB) dan balik nama HGB Bidang Tanah menjadi atas nama PEMBELI, administrasi dan Bea Perolehan Hak Atas Tanah dan/atau Bangunan (BPHTB), PNBP dan/atau biaya-biaya lainnya di luar Harga Jual sebagai akibat Perjanjian ini. 10.2 Apabila PEMBELI tidak menandatangani Akta Jual Beli (AJB) tersebut dalam waktu 14 {empat betas) Hari Kerja sejak adanya surat pemberitahuan tertulis dari PENJUAL, maka segala resiko, berikut perubahan biaya-biaya maupun pajak pajak yang muncul akibat tertundanya penandatanganan Akta Jual Beli (AJB) {jika ada} akan sepenuhnya menjadi tanggung jawab PEMBELI. GIIC-SPA0O068 ARTICLE 10 SALE AND PURCHASE DEED {AJB} 10.1 The SELLER and BUYER shall sign the AJB in the presence of PPAT which appointed by the SELLER (Partner of the SELLER), no later than 12 (twelve) months from the signing of this Agreement provided that the following AJB requirements have been fulfilled as follows: a. The Plot of land HGBs has been obtained and received by the SELLER from the authorized agency and registered in the name of SELLER; b. The BUYER has fully paid the Selling Price, including penalties (if any} and any other obligations to be borne by the BUYER under this Agreement, including, but not limited to cost of the Sale and Purchase Deed (AJB) and transfer of certificates of The Plot of Land HGBs to become under the name of the BUYER the duty on the acquisition of title on the Plot of Land and the buildings on the Plot of Land (BPHTB), PNBP, and/or other costs other than the Selling Price as a result of this Agreement. 10.2 If the BUYER has not signedthe Sale and Purchase Deed (AJB) within 14 (fourteen} Business Days since the date of notification letter from the SELLER, any risks, additional expenses and taxes (if any} incurred due to the delay of the signing of the Sale and Purchase Deed (AJB) shall be fully borne by and become the full responsibility of the BUYER.

10.3 Apabila PENJUAL tidak menandatangani Akta Jual Beli (AJB) tersebut dalam waktu 14 (empat belas) Hari Kerja sejak kondisi dimaksud Ayat 10.1 Pasal ini, maka segala resiko karena tertundanya penandatanganan Akta Jual Beli (AJB) berikut perubahan biaya-biaya maupun pajak-pajak Oika ada), menjadi beban dan tanggung-jawab PENJUAL sepenuhnya. PASAL 11 PEMBATALAN 11.1 Perjanjian ini tidak dapat dibatalkan oleh salah satu dari PARA PIHAK, kecuali karena sebab-sebab yang secara tegas disebutkan dalam Perjanjian ini. 11.2 PENJUAL dapat secara sepihak membatalkan Perjanjian ini atas wanprestasi PEMBELI dengan alasan dimaksud Pasal 2 Ayat 2.8 dan/atau Pasal 9 Ayat 9.2 Perjanjian ini. Sebagai konsekuensi atas pembatalan Perjanjian ini, maka semua jumlah uang yang sudah dibayarkan oleh PEMBELI kepada PENJUAL sepenuhnya menjadi milik PENJUAL dan tidak dapat ditarik kembali oleh PEMBELI. Uang tersebut disepakati oleh PARA PIHAK sebagai kompensasi atas kerugian nyata yang dialami oleh PENJUAL. . 11.3 PEMBELI dapat secara sepihak membatalkan Perjanjian tnl atas wanprestasi yang dilakukan oleh PENJUAL apabila PENJUAL tidak dapat menjalankan kewaijbannya sebagaimana tercantum dalam Pasal 7 Perjanjian ini. Sebagai konsekuensi atas [Pembatalan Perjanjian ini, maka seluruh [Pembayaran yang telah diterima oleh IPENJUAL wajib dikembalikan seluruhnya oleh PENJUAL kepada PEMBELI dikurangi dengan jumlah kerugian nyata yang dialami oleh PENJUAL dan telah disetujui oleh IPEMBELI. GIIC-SPA00068 10.3 If the SELLER has not signed the Sale and Purchase Deed (AJB) within 14 (fourteen) Business Days since the conditions contemplated by Paragraph 10.1 of this Article are satisfied, any risks, additionalexpenses and taxes (if any) incurred due to the delay of the signing of the Sale and Purchase Deed {AJB) shall be fully borne by and become the full responsibility of the SELLER. ARTICLE 11 CANCELLATION 11.1 This Agreement shall not be cancelled by either of the PARTIES, unless expressly mentioned in this Agreement. 11.2 The SELLER shall be entitled to cancel this Agreement due to the material default of the BUYER as stipulated in Article 2 Paragraph 2.8 and/or Article 9 Paragraph 9.2 of this Agreement. As the consequence of such cancellation of this Agreement, all amounts of money that have been paid by the BUYER to the SELLER become the property of the SELLER and cannot be withdrawn by the BUYER. The money is agreed by the PARTIES as compensation for real losses suffered by the SELLER. all payments that have been received by the SELLER shall be refunded in full by the SELLER to the BUYER, after deducting any actual losses incurred by the SELLER as agreed by the BUYER. 11.3 The BUYER shall be entitled to cancel this Agreement due to the material default of the SELLER, if the SELLER fails to perform its obligations as set out in Article 7 of this Agreement. As a consequence of such termination, all payments that have been received by the SELLER shall be refunded in full by the SELLER to the BUYER, after deducting any actual losses incurred by the SELLER as agreed by the BUYER

11.4 Bilamana terjadi kondisi sebagaimana tercantum dalam Ayat 11.2 Pasal ini, maka PEMBELI wajib menyerahkan kembali Bidang Tanah dalam keadaan kosong/tidak dikuasai oleh siapapun juga kepada PENJUAL selambat-lambatnya 14 (empat belas) Hari Kalender sejak tanggal pemberitahuan pembatalan terjadi, dengan ketentuan bahwa biaya-biaya dan pengeluaran-pengeluaran untuk penyerahan tersebut menjadi beban PEMBELI. Namun, sebaliknya apabila terjadi kondisi sebagaimana dalam Ayat 11.3 Pasal ini, maka PEMBELI berhak untuk tidak mengembalikan dan/atau menyerahkan Bidang Tanah kepada PENJUAL sampai dengan PENJUAL menjalankan kewajiban dalam Ayat 11.3 Pasal ini dan dengan ketentuan bahwa biaya-biaya serta pengeluaran-pengeluaran untuk penyerahan tersebut menjadi beban PENJUAL. 11.5 Apabila terjadi kondisi sebagimana dalam ayat 11.4 Pasal ini, Pihak yang melakukan wanprestasi tidak menjalankan kewajibannya maka Pihak yang wanprestasi dikenakan denda sebesar Rp 1.000.000, (satu juta Rupiah) untuk setiap hari keterlambatan dan denda tersebut harus dibayar dalam waktu 3 (tiga) hari kalender kepada Pihak yang tidak wanprestasi terhitung sejak 14 hari dari tanggal pemberitahuan sampai dengan prestasi telah selesai dilaksanakan. 11.6 Sehubungan dengan pembatalan Perjanjian ini, PARA PIHAK setuju untuk mengesampingkan persyaratan persyaratan Pasal 1266 dan Pasal 1267 Kitab Undang-Undang Hukum Perdata Indonesia. PASAL12 KEADAAN MEMAKSA 12.1 Tidak dipenuhinya kewajiban salah satu PIHAK menurut Perjanjian ini tidak dapat GIIC-SPA00068 11.4 In the event that the conditions as set out in Clause 11.2 of this Article occur, the BUYER shall return to the SELLER the Plot of Land in vacant condition/uncontrolled by anyone no later than 14 (fourteen) Calender Days since the date of cancellation notification, provided that any costs and expenses for such surrender shall be borne by the BUYER. However, conversely, in the event that the conditions as set out in Clause 11.3 of this Article occur, the BUYER shall have the right not to return and/or hand over the Land to the SELLER until the SELLER has fulfilled its obligations as stipulated in Clause 11.3 of this Article, provided that all costs and expenses related to such return shall be borne by the SELLER. 11.5 In the event that the conditions as referred to in Clause 11.4 of this Article occur, and the defaulting Party fails to perform its obligations, such defaulting Party shall be imposed penalty of IDR 1,000,000 (one million Rupiah) for each day of delay, and the penalty shall be paid within 3 (three) calendar days to the non-defaulting Party, calculated from fourteen (14) days from the date of the notice, until the relevant obligations have been fully performed. 11.6 With respect to cancellation of this Agreement, the PARTIES agree to waive the rights stipulated in the provisions of Articles 1266 and 1267 of Civil Code of the Indonesian Civil Code. ARTICLE 12 FORCE MAJEURE 12.1 Each PARTY shall not be liable for any delay in the fulfillment of any of the obligations dianggap sebagai wanprestasi atau pelanggaran atas Perjanjian jika hal itu disebabkan peristiwa di luar kekuasaan para PIHAK (selanjutnya disebut "**Keadaan Memaksa**"), yakni berupa:

a. bencana alam seperti banjir, topan, gempa bumi;

b. kebakaran, pemogokan sabotase, perang (baik yang diumumkan atau tidak), kerusuhan, tindakan militer;

c. Pergantian kebijakan dari Pemerintah Republik Indonesia atau ketentuan hukum publik lainnya yang memiliki dampak merugikan secara material terhadap pelaksanaan kewajiban berdasarkan Perjanjian ini, termasuk kebijakan moneter yang sangat mengguncang kegiatan ekonomi pada umumnya yang diumumkan secara langsung dan tidak langsung oleh Pejabat Pemerintah.

12.2 Dalam hal terjadi Keadaan Memaksa tersebut di atas yang mengakibatkan salah satu PIHAK tidak dapat memenuhi kewajibannya berdasarkan Perjanjian ini, maka PARA PIHAK sepakat untuk melakukan penyelesaian kewajiban akibat Keadaan Memaksa tersebut secara musyawarah.

12.3 Atas kejadian sebagaimana dimaksud tersebut PIHAK yang mengalaminya wajib memberitahukan secara tertulis kepada PIHAK lainnya selambat-lambatnya dalam waktu **14 (empat belas) hari kalender** sejak adanya kejadian Keadaan Memaksa tersebut.

stated in this Agreement which is caused by any action or which may arise or result from event which is beyond the control of such PARTY (hereinafter referred to as the "**Force Majeure**"), such as:

a. natural disaster, such as flood, typhoon, earthquake;

b. fire, sabotage strike, war (whether declared or otherwise), riot, military action;

c. Change of policy of the Government of the Republic of Indonesia or the provisions of other public law that has a material adverse effect on the performance of the obligations under this Agreement, including the monetary policy vehemently shaking the economic activities in general, announced by any Government Official.

12.2 In the event that a Force Majeure condition results in the inability of either PARTY to perform any or all of its obligations under this Agreement, both PARTIES agree to hold an amicable discussion on the impact of the Force Majeure condition on this Agreement.

12.3 The occurrence of the aforesaid condition shall be notified by the PARTY concerned in writing to the other PARTY at the latest **14 (fourteen) calendar days** after the occurrence of the Force Majeure condition.

PASAL 13
PENYELESAIAN PERSELISIHAN

Setiap perselisihan yang mungkin timbul akibat Perjanjian ini akan diselesaikan secara musyawarah dan apabila tidak tercapai mufakat,

ARTICLE 13
SETTLEMENT OF DISPUTE

Any dispute arising from this Agreement shall be settled in deliberation for a consensus and failing this mode of settlement, the dispute shall be

GIIC-SPA00068

maka perselisihan tersebut akan diselesaikan di Pengadilan Negeri Cikarang, Kabupaten Bekasi.

settled in the District Court of Cikarang, Bekasi Regency.

PASAL 14
PEMBERITAHUAN

14.1 Setiap pemberitahuan, surat-menyurat, tawaran, permintaan, persetujuan dan lain sebagainya sehubungan dengan Perjanjian ini (selanjutnya disebut sebagai "**Pemberitahuan**") harus dibuat secara tertulis dan dikirimkan secara langsung, melalui faksimili atau dengan pos tercatat ke alamat-alamat sebagai berikut:

ARTICLE 14
NOTICE

14.1 Any notification, correspondence, offer, request, approval and so forth in relation to this Agreement (hereinafter referred to as "**Notification**") shall be made in writing and delivered directly, through facsimile or by registered mail to the following addresses:

PENJUAL / the SELLER :	**PT PEMBANGUNAN DELTAMAS**
Alamat/Address	
Telepon/Phone	
U.p./Attn.	
PEMBELI / the BUYER :	**PT AGCC AITECH INDONESIA**
Alamat/Address	GIIC – ZONA B, Jalan Bougenville I Blok BC / 9, Deltamas, Kelurahan Sukamahi, Kecamatan Cikarang Pusat, Kabupaten Bekasi, Provinsi Jawa Barat
Telepon/Phone	-
Email	-
U.p./Attn.	

- Pemberitahuan dianggap telah diterima (i) apabila dikirimkan langsung, pada saat diterima, atau (ii) apabila dikirimkan melalui pos tercatat, pada hari ketiga setelah diposkan, atau (iii) apabila dikirimkan melalui faksimili, pada saat ditransmisikan dibuktikan dengan lembar transmisi faksimili.

- Notification shall be deemed to have been received (i) if delivered personally, at the time of its receipt, or (ii) if sent via registered mail, on the third day after being mailed, or (iii) if sent via facsimile, at the time of transmission, proven with facsimile transmission sheet.

14.2 Setiap perubahan alamat wajib diberitahukan secara tertulis kepada PIHAK lainnya selambat-lambatnya **10 (sepuluh) Hari Kerja** sejak perubahan tersebut dibuat. Segala risiko yang timbul akibat perubahan alamat yang tidak diberitahukan secara tertulis menjadi tanggung jawab PIHAK yang membuat perubahan tersebut.

14.2 Any change of address shall be informed in writing to the other PARTY at the latest **10 (ten) Business Days** since the change is made. All risks arising due to change of address that is not informed in writing shall be borne by the PARTY that makes such change.

GIIC-SPA00068

PASALlS KETENTUAN-KETENTUAN LAIN 15.1 Perjanjian m1 menggantikan seluruh kesepakatan PARA PIHAK baik yang dibuat secara tertulis maupun lisan yang telah ada sebelumnya dan memuat seluruh kesepakatan PARA PIHAK tentang penjualan Bidang Tanah ini, dan Perjanjian ini hanya dapat diubah dengan kesepakatan tertulis oleh dan antara PARA PIHAK. 15.2 Perjanjian ini tunduk pada ketentuan hukum yang berlaku di Indonesia. 15.3 Apabila ada ketentuan dalam Perjanjian ini yang batal karena hukum atau dibatalkan karena sebab apapun, PARA PIHAK sepakat bahwa pembatalan tersebut tidak akan mengakibatkans atau pembatalan ketentuan-ketentuan lain dalam Perjanjian ini. 15.4 Perjanjian ini tidak berakhir karena salah satu pihak dibubarkan dan mengikat (para) pengganti hak masing-masing pihak. Dalam hal PEMBELI atau PENJUAL dibubarkan sebelum kewajiban-kewajiban dalam Perjanjian ini dilaksanakan seluruhnya, maka para pengganti hak PEMBELI yang sahwajib dalam jangka waktu 40 (empat puluh) hari kalender sejak dibubarkannya PEMBELI memberikan bukti penggantian hak yang sah dan dalam bentuk yang disetujui oleh PENJUAL. 15.5 Selama belum terjadi pengalihan hak yang telah disetujui oleh PENJUAL sesuai ketentuan Pasal 9 Perjanjian ini, PENJUAL hanya mengakui PEMBELI sebagai pihak dalam Perjanjian ini dan tidak mengakui pihak lain yang mengakui sebagai yang turut berhak atas pembelian Bidang Tanah berdasarkan Perjanjian ini. GIIC-SPA0O068 ARTICLE 15 MISCELLANEOUS PROVISIONS 15.1 This Agreement shall constitute the entire agreement and supersede all previous agreements between the PARTIES. This Agreement can only be amended bywritten agreement by and between the PARTIES. 15.2 This Agreement shall be governed by and construed and interpreted under the laws of Indonesia. 15.3 If any of the provisions in this Agreement becomes invalid by law or is cancelled due to any cause whatsoever, the PARTIES agree that such cancellation will not affect validity of the other provisions in this Agreement. 15.4 This Agreement shall not end even if the BUYER or the SELLER is dissolved and shall bind the assignee(s) of each PARTY. In case that the BUYER or the SELLER is dissolved before its obligations in this Agreement are entirely carried out, the assignees of the BUYER or the SELLER shall, within 40 (forty) calendar days since dissolution, submit proof of the succession that is valid. All costs or taxes that arise and will arise in relation thereto shall be fully borne by the assignees of the BUYER or the SELLER. 15.5 As long as assignment that has been approved by the SELLER has not yet happened in accordance with provision of Article 9 of this Agreement, the SELLER shall acknowledge only the BUYER as a party to this Agreement and not acknowledge other party that also claims to have the right to the Plot of Land pursuant to this Agreement.

15.6 Semua lampiran pada Perjanjian ini dan segala perubahannya, merupakan suatu kesatuan yang tidak terpisahkan dengan Perjanjian ini. 15.7 Perjanjian ini ditandatangani dalam versi Bahasa lnggris dan Bahasa Indonesia. Jika terdapat inkonsistensi antara versi Bahasa lnggris dengan Versi Bahasa Indonesia, PARA PIHAK wajib menafsirkan kedua versi tersebut dengan itikad baik untuk mencerminkan makna yang sama, dan versi bahasa lnggris akan digunakan sebagai acuan untuk penafsiran DEMIKIANLAH, PARA PIHAK telah menandatangani Perjanjian ini dalam rangkap 2 {dua), masing masing bermeterai cukup dan memiliki kekuatan hukum yang sama. The SELLER PT PEMBANGUNAN DEL TAMAS Nama/Name :- Jabatan/Position : Nama/Name : Jabatan/Position : GIIC-SPA00068 15.6 All attachments to this Agreement and amendments thereto form an inseparable part hereof. 15. 7 This Agreement is executed in English and Bahasa Indonesia version. In case of inconsistency between the English and Bahasa Indonesia version, the Parties shall interpret both versions in good faith to reflect the same meaning, and the English version shall be used as a reference for interpretation. IN WITNESS WHEREOF, the PARTIES have signed this Agreement in 2 {two) duplicate, each with sufficient stamp duty and have the same legal force. The BUYER PT AGCC AITECH INDONESIA Nama/Name : MONIKA'TANGEL Jabatan/Position : Direktur / Director 301 Page